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                                                                      Exhibit 21


                     CONE MILLS CORPORATION AND SUBSIDIARIES


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                                                                                                  Percentage
                                                                            State or                of Voting
                                                                         Jurisdiction of           Securities
Name                                           Address                    Incorporation              Owned
-------------------------------------------------------------------------------------------------------------
Cone Mills (Mexico), S.A. de C.V.           Mexico City                Mexico, D.F.                   100%
Distribuidora CMUSA S.A. de C.V.            Mexico City                Mexico, D.F.                   100
Cone Mills (Europe) S.A.                    Zavantem, Belgium          Brussels, Belgium              100
Cone Singapore, PTE., Ltd.                  Singapore                  Republic of Singapore          100
Cone Foreign Sales Corporation              Greensboro, NC             Barbados                       100
Cone Mills International
  Corporation                               Greensboro, NC             North Carolina                 100
CIPCO, S.C., Inc.                           Carlisle, SC               Delaware                       100
Cornwallis Development Co.                  Greensboro, NC             North Carolina                 100
Boelas Pipeline Corporation                 Greensboro, NC             North Carolina                 100
Cliffside Railroad Company                  Cliffside, NC              North Carolina                  98
House "N Home Fabrics and
  Draperies, Inc.                           New York, NY               New York                       100
Cone Receivables, LLC                       Greensboro, NC             Delaware                       100
Cone Foreign Trading LLC                    Greensboro, NC             North Carolina                 100

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